Exhibit 99.01

CONTACTS:	Robert G. Gargus	Liz Casolari
	Chief Financial Officer Silicon Image, Inc. Phone: 408/616-4114 Fax: 408/830-9531	Investor Relations Silicon Image, Inc. Phone: 408/616-1543 Fax: 408/830-9531

SILICON IMAGE REPORTS FIRST QUARTER 2003 REVENUES GREW 44.4 PERCENT OVER YEAR AGO QUARTER

Selected Q1 Highlights:

•                                          Record revenue of $24.7 million for the quarter, a 44.4 percent increase over the year ago quarter and 3.7 percent sequential growth

•                                          GAAP net income was $3.2 million, or $0.05 per basic share and $0.04 per diluted share

•                                          Pro-forma net income* was $0.5 million, which excluded a $4.6 million gain related to acquisition escrow claims, and improved by $3.9 million from the year ago quarter

•                                          Licensing, Storage and CE revenue grew sequentially 38, 28 and 16 percent, respectively

•                                          HDMI licensing off to a strong start with 14 new adopters in the quarter

•                                          Shipped one millionth SATA host controller

•                                          Announced acquisition of TransWarp Networks to enable system-on-a-chip solutions in SATA storage market; acquisition completed April 7, 2003

•                                          Reorganized company into PC/Display, Storage and CE Lines of Business (LOB) to manage long-term growth potential

SUNNYVALE, Calif., April 16, 2003—Silicon Image, Inc. (NASDAQ:  SIMG), a leader in high-bandwidth semiconductor and system solutions for mass markets, today reported financial results for its first quarter ended March 31, 2003.

Record revenue of $24.7 million was achieved for the first quarter.  This is a 3.7 percent increase over the $23.8 million achieved in the fourth quarter of 2002 and is a 44.4 percent increase over the $17.1 million recorded for the first quarter of 2002.

Net income calculated under Generally Accepted Accounting Principles (GAAP), which includes amortization of goodwill and intangible assets, stock compensation expense, restructuring costs, patent defense costs, acquisition integration costs and a gain on escrow settlement, for the quarter ended March 31, 2003 was $3.2 million, or $0.05 per basic share and $0.04 per diluted share.  This compares to a GAAP net loss of $8.1 million, or $0.12 per basic and diluted share, for the previous quarter, and a GAAP net loss of $17.7 million, or $0.28 per basic and diluted share, for the first quarter of 2002.

The first quarter net income, calculated excluding a non-cash benefit for stock compensation ($0.3 million), a non-cash charge for restructuring ($0.6 million) and a non-cash gain from settlement of acquisition escrow claims ($4.6 million), resulted in an adjusted net loss of $1.1 million.  In addition, $1.2 million of cash legal expenses associated with a patent litigation lawsuit and $0.4 million of cash severance costs associated with restructuring were incurred during the first quarter.  Excluding the non-cash charges and gains, and cash costs for patent litigation and severance, the company generated $0.5 million of pro-forma net income*.  This compares to pro-forma net income of $0.6 million for the fourth quarter of 2002 and pro-forma net loss of $3.4 million for the first quarter of 2002.

Commenting on the results, David Lee, Silicon Image’s chairman and chief executive officer, said,  “We continue to execute well on our business and product strategies.  Our Consumer Electronics and Storage businesses are now growing significantly from quarter-to-quarter.  During the quarter, we achieved record licensing revenue largely on the strength of licenses for our storage-related intellectual property.  We expect IP licensing to contribute 10-15% of our ongoing revenue for the year 2003, and will continue to use it as a means of complementing our product revenue.  In addition, our acquisition of TransWarp brings valuable processor, switching and memory expertise and adds greatly to our innovation and integration plans.  Bookings were strong, and as a result, visibility entering the second quarter has improved to 50 percent.”

“Silicon Image’s diversification and commitment to execution resulted in us achieving our first quarter goals.  This is the sixth straight quarter of both meeting or exceeding our guidance as well as achieving record revenue,” added Silicon Image’s President Steve Tirado. “We have now aligned our organizational structure with our mass market initiatives in the PC, Consumer

Electronics and Storage markets to even more effectively target our products to our customers.  The Storage and Consumer Electronics Lines of Business, including associated licensing and royalty revenues, now represent almost 60 percent of our revenue and demonstrate the effectiveness of diversification in driving overall growth.”

The company will host a conference call at 2:00 p.m. PST today to discuss its first quarter 2003 results and business outlook.  The call will be broadcast over the Internet and can be accessed on the investor relations site located at www.siliconimage.com.  A replay of the conference call will be available on this site until 12:00 p.m. PST on April 25, 2003.

* Pro-forma net income or loss represents net income or net loss, exclusive of amortization of goodwill and intangible assets, stock compensation expense, restructuring costs, patent defense costs, acquisition integration costs and the gain on escrow settlement.

About Silicon Image

Headquartered in Sunnyvale, Calif., Silicon Image, Inc. designs, develops and markets multi-gigabit semiconductor and system solutions for a variety of communications applications demanding high-bandwidth capability.  With its proprietary Multi-layer Serial Link (MSL™) architecture, Silicon Image is well positioned for leadership in multiple mass markets including PCs, consumer electronics, and storage.  Silicon Image is a leader in the global PC/display arena with its innovative digital interconnect technology and is now emerging as a leading player in the fields of storage and consumer electronics by offering robust, high-bandwidth semiconductors.  For more information on Silicon Image, visit www.siliconimage.com

Safe Harbor Statement

This news release contains forward-looking information within the meaning of federal securities regulations. These forward-looking statements include statements related to future financial results, product introductions and the benefits of acquisitions.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.  In particular, future demand in PC, display, consumer electronics and storage markets may differ from current expectations, backlog may not result in revenue, new product introductions may not be timely or successful and anticipated benefits of acquisitions may not be realized.  In addition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Results” in the most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by Silicon Image with the SEC.  Silicon Image assumes no obligation to update this forward-looking information.

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Silicon Image and MSL are trademarks or registered trademarks of Silicon Image, Inc. in the United States and other countries.

SILICON IMAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

	Three Months Ended
	(unaudited)
(In thousands, except per share amounts)	March 31, 2003	Dec. 31, 2002	March 31, 2002

Revenue:
Product	$19,722	$20,202	$16,605
Development, licensing and royalties	4,954	3,593	482
Total revenue	24,676	23,795	17,087

Cost and operating expenses:
Cost of product revenue	11,190	10,739	8,486
Research and development	8,837	8,646	7,378
Selling, general and administrative	4,308	3,962	4,934
Stock compensation expense (benefit)	(362)	3,521	10,451
Amortization of goodwill and intangible assets	—	857	909
Patent defense and acquisition integration costs	1,213	2,870	706
Restructuring	986	1,500	2,193
Total cost and operating expenses	26,172	32,095	35,057

Net loss from operations	(1,496)	(8,300)	(17,970)
Gain on escrow settlement	4,618	—	—
Interest income and other, net	109	161	270

Net income (loss)	$3,231	$(8,139)	$(17,700)

Net income (loss) per share – basic	$0.05	$(0.12)	$(0.28)
Net income (loss) per share – diluted	$0.04	$(0.12)	$(0.28)

Weighted average shares – basic	66,828	66,198	63,360
Weighted average shares – diluted	73,696	66,198	63,360

SILICON IMAGE, INC.

RECONCILIATION OF GAAP TO PRO-FORMA FINANCIAL INFORMATION

	Three Months Ended
	(unaudited)
(In thousands)	March 31, 2003	Dec. 31, 2002	March 31, 2002

GAAP net income (loss)	$3,231	$(8,139)	$(17,700)

Pro-forma adjustments:
Stock compensation expense (benefit) (1)	(362)	3,521	10,451
Amortization of goodwill and intangible assets (2)	—	857	909
Restructuring (3)	986	1,500	2,193
Patent defense and acquisition integration costs (4)	1,213	2,870	706
Gain on escrow settlement (5)	(4,618)	—	—

Pro-forma net income (loss)	$450	$609	$(3,441)

(1)         Non-cash expenses associated with stock option modifications (including repricings) and certain stock options issued to employees prior to our Initial Public Offering, to employees of acquired companies, and to non-employees in exchange for services.

(2)         Non-cash expenses for the amortization of intangible assets recorded in connection with our acquisitions.

(3)         Severance and other costs resulting from our involuntary workforce reductions and consolidation of facilities.  These expenses have been excluded since they are not directly attributable to our on-going operations.

(4)         Costs incurred to defend our intellectual property and to integrate the operations of companies we have acquired.  These expenses have been excluded because they are expected to be incurred over a limited period of time and are not directly attributable to our on-going operations.

(5)         A non-cash gain from recovery of shares held in escrow as indemnification for certain damages incurred as a result of a prior acquisition.

SILICON IMAGE, INC.

PRO-FORMA (NON-GAAP BASIS) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	(unaudited)
(In thousands, except per share amounts)	March 31, 2003	Dec. 31, 2002	March 31, 2002

Revenue:
Product	$19,722	$20,202	$16,605
Development, licensing and royalties	4,954	3,593	482
Total revenue	24,676	23,795	17,087

Pro-forma cost and operating expenses:
Cost of product revenue	11,190	10,739	8,486
Research and development	8,837	8,646	7,378
Selling, general and administrative	4,308	3,962	4,934
Total pro-forma cost and operating expenses	24,335	23,347	20,798

Pro-forma net income (loss) from operations	341	448	(3,711)
Interest income and other, net	109	161	270

Pro-forma net income (loss)	$450	$609	$(3,441)

Pro-forma net income (loss) per share	$0.01	$0.01	$(0.05)
Weighted average shares*	73,696	73,195	63,360

The above pro-forma financial statements are presented for informational purposes only.  Our presentation of pro-forma financial information excludes non-cash expenses resulting from acquisitions or the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurred over a limited period of time.  Because of these exclusions, our presentation is not in accordance with Generally Accepted Accounting Principles (GAAP).  Additionally, our presentation of pro-forma financial information may not be consistent with that of other companies.

We do not evaluate items such as amortization of goodwill and intangible assets, stock-based compensation, impairment charges and other non-cash or infrequent or unusual items when assessing the performance of our ongoing operations or when allocating resources.   We believe that the exclusion of intangible non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations, and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance.  Pro-forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

*  For periods in which there is pro-forma net income, weighted average shares includes weighted average shares outstanding during the period, as well as the dilutive effect of outstanding stock options as if they had been converted to shares during the period.

SILICON IMAGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands)	March 31, 2003	Dec. 31, 2002

Assets
Current assets:
Cash and short-term investments	$31,452	$35,833
Accounts receivable, net	13,548	11,589
Inventories, net	6,725	7,301
Prepaid expenses and other current assets	2,134	2,510
Total current assets	53,859	57,233
Property and equipment, net	7,371	6,653
Goodwill and intangible assets, net	13,021	13,021
Other assets	676	709
Total assets	$74,927	$77,616

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, debt, and other current liabilities	$20,875	$25,313
Deferred margin on sales to distributors	4,297	4,133
Total current liabilities	25,172	29,446
Capital lease and other obligations, long-term	—	—
Total liabilities	25,172	29,446
Stockholders’ equity	49,755	48,170
Total liabilities and stockholders’ equity	$74,927	$77,616

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